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                                                                EXHIBIT 23.3







CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Allegiant Bancorp. Inc.
St. Louis, Missouri

We hereby consent to the incorporation by reference in the registration statement on Form S-8 of Allegiant Bancorp, Inc. (Reg. No. 333-44758) of our report dated March 13, 1998, relating to the consolidated statements of income, shareholders' equity and cash flows of Allegiant Bancorp, Inc. for the year ended December 31, 1997, which report is incorporated by reference in such registration statement.


/S/ BDO SEIDMAN, LLP

St. Louis, Missouri
November 16, 2000